As filed with the Securities and Exchange Commission on November 25, 2003

Registration No. _________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

COTTON STATES LIFE INSURANCE COMPANY

(Exact name of issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-0830929 (I.R.S. Employer Identification No.)

244 Perimeter Center Parkway, N.E. Atlanta, Georgia (Address of principal executive offices)	30346 (Zip Code)

COTTON STATES LIFE INSURANCE COMPANY
1995 PERFORMANCE SHARE AWARDS PLAN
(Full title of the plan)

Wendy Chamblee
Vice President and Corporate Secretary
Cotton States Life Insurance Company
244 Perimeter Center Parkway, N.E.
Atlanta, Georgia 30346
(770) 391-8600
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of each class of	Amount to be	offering price per	maximum aggregate	Amount of
securities to be registered(1)	registered(1)(2)(3)	share(3)	offering price(3)	registration

Common Stock, $1.00 par value	250,000 shares	$17.64	$4,410,000	$357

(1)	Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 250,000 shares of Common Stock in addition to shares previously registered under Registration Statement Number 333-00795.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Cotton States Life Insurance Company 1995 Performance Share Awards Plan (the “Plan”).

(3)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the 1933 Act, on the basis of the average of the high and low prices of $17.74 and $17.53 per share for the Common Stock as reported in the Nasdaq National Market System on November 21, 2003. Cotton States Life Insurance Company (the “Company”) previously filed a Registration Statement on Form S-8 on August 24, 1989 (Registration No. 033-30696) which registered shares (such shares together with the additional shares that have been offered and issued by the Company to prevent dilution resulting from stock splits are referred to herein as the “ISO Plan Shares”) to be offered pursuant to the Cotton States Life Insurance Company 1983 Incentive Stock Option Plan (the “ISO Plan”). At the annual meeting of the shareholders of the Company held on April 28, 2003, a majority of the shareholders of the Company voted for a proposal to transfer 250,000 of the ISO Plan Shares (the “Transferred Shares”) to the Plan. The Transferred Shares are being registered pursuant to this Registration Statement. The Company has filed on November 24, 2003 a post-effective amendment to Registration Statement No. 033-30696 which deregisters the Transferred Shares.

As permitted by Rule 429 under the 1933 Act, the prospectus related to this Registration Statement also covers securities registered under Registration Statement Number 333-00795.

Part II — Information Required in the Registration Statement
SIGNATURES
EX-23.1 CONSENT OF ERNST & YOUNG LLP
EX-32.2 CONSENT OF KPMG LLP

Part II — Information Required in the Registration Statement

      This Registration Statement on Form S-8 is being filed to register the Transferred Shares under the Plan. As discussed in Note (3) above, the Transferred Shares have previously been registered under the ISO Plan on a Registration Statement on Form S-8 (Registration No. 033-30696, filed August 24, 1989). This Registration Statement covers the registration of 250,000 shares of Common Stock in addition to shares previously registered under Registration Statement Number 333-00795 (the “Original S-8”). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Original S-8 are hereby incorporated by reference herein, and the consents listed at Item 8 below are annexed hereto.

Item 8. Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

24	Powers of Attorney (contained on the signature page hereof).

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended (the “1933 Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 24th day of November, 2003.

Cotton States Life Insurance Company

By:	/s/ J. Ridley Howard J. Ridley Howard Chairman of the Board of Directors, President and Chief Executive Officer

By:	/s/ William J. Barlow William J. Barlow Vice President of Finance and Assistant Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Ridley Howard and Harry Scott, jointly and severally, such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated below on this 24th day of November, 2003.

Signature	Title

/s/ Carol D. Cherry Carol D. Cherry	Director

/s/ Gaylord O. Coan Gaylord O. Coan	Director

/s/ Thomas A. Harris Thomas A. Harris	Director

/s/ J. Ridley Howard J. Ridley Howard	Director

/s/ Robert C. McMahan Robert C. McMahan	Director

/s/ Darrell D. Pittard Darrell D. Pittard	Director

/s/ Mathews D. Swift Mathews D. Swift	Director

/s/ E. Jenner Wood, III E. Jenner Wood, III	Director

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Exhibit Index

Exhibit
Number

23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

24	Powers of Attorney (contained on the signature page hereof).